EXHIBIT 99.1



PRESS RELEASE                                        OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE                                CONTACT:
April 28, 2005                                       CHRISTINE M. RUSH
                                                     CHIEF FINANCIAL OFFICER
                                                     (301) 645-0333


OLD LINE BANCSHARES, INC.'S THREE MONTH NET INCOME RISES 25.76 PERCENT

WALDORF, MD. (NASDAQ SMALL CAP: OLBK)-James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., the parent company of Old Line Bank, reported that net income for the three months ended March 31, 2005, increased 25.76% or $46,453 to $226,799 versus $180,346 for the three months ended March 31, 2004. Basic and fully diluted earnings per share were $0.11 and $0.10, respectively, for the three months ended March 31, 2005 compared to $0.09 basic and $0.08 fully diluted earnings per share for the three months ended March 31, 2004. During the three months ended March 31, 2005 and 2004, we paid a $0.03 per share dividend. In March 2005, we also paid a 20% stock dividend.

Mr. Cornelsen said: "I remain pleased with the performance of Old Line Bank during the quarter. During the period, we established the Old Line Bank Marine Division, maintained asset quality, continued to grow the assets of the bank and increased net income. The continued growth in average loans and investments outstanding and increases in the average yield on loans are the primary reasons for the 25.76% increase in net income."

Total assets were $131.3 million on March 31, 2005. This represented a $17.7 million or 15.58% increase over the December 31, 2004 level of $113.6 million.

Mr. Cornelsen added: "Because of our employees' business development efforts, increased market recognition in the suburban Maryland market area (Washington, D.C. suburbs) and continued growth in business and real estate activity in our market area, loans and deposits continued to grow during the period." At March 31, 2005, total loans, net of allowance and fees, grew to $83.7 million, as compared to $81.5 million at December 31, 2004, representing a $2.2 million or 2.70% increase. The allowance for loan losses was $794,978 or 0.94% of gross loans at March 31, 2005, compared to $744,862 or 0.91% of gross loans at December 31, 2004. Asset quality remained strong with no loans past due more than 90 days and no impaired loans at March 31, 2005. Deposits totaled $104.9 million at March 31, 2005, which represents a $15.9 million or 17.87% increase from $89.0 million of total deposits at December 31, 2004.

Old Line Bancshares, Inc. is the parent company of Old Line Bank a Maryland chartered commercial bank headquartered in Waldorf, Maryland, approximately 10 miles south of Andrews Air Force Base and 25 miles southeast of Washington, D.C. Old Line Bank also operates from an additional branch in Waldorf, Maryland and two branches in Prince George's County, Maryland. Its primary market area is the suburban Maryland (Washington, D. C. suburbs) counties of Prince George's, Charles and northern St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates and changes in economic, competitive, governmental, regulatory, technological and other factors that may affect Old Line Bancshares, Inc. specifically or the banking industry generally.

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Forward-looking statements speak only as of the date they are made. Old Line
Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to Old Line Bancshares, Inc.'s periodic reports on Form 10-KSB and 10-QSB filed with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

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


                              Old Line Bancshares, Inc. & Subsidiary
                                           Consolidated
                                          Balance Sheets


                                    Assets
                                                                                      March 31,            December 31,
                                                                                        2005                   2004
                                                                                 ------------------      ---------------
                                                                                    (Unaudited)
Cash and due from banks                                                                $ 3,337,177           $ 4,090,776
Federal funds sold                                                                      22,467,828             5,229,867
                                                                                     -------------         -------------
   Total cash and cash equivalents                                                      25,805,005             9,320,643
Time deposits in other banks                                                                     -               300,000
Investment securities available for sale                                                14,643,096            15,612,411
Investment securities held to maturity                                                   2,204,081             2,204,290
Loans, less allowance for loan losses                                                   83,746,378            81,504,890
Restricted equity securities at cost                                                     1,127,750             1,079,950
Investment in real estate, LLC                                                             550,000               550,000
Bank premises and equipment                                                              2,397,335             2,352,348
Accrued interest receivable                                                                413,162               365,388
Deferred income taxes                                                                      192,686                88,723
Other assets                                                                               210,726               190,675
                                                                                     -------------         -------------
                                                                                     $ 131,290,219         $ 113,569,318
                                                                                     =============         =============

                     Liabilities and Stockholders' Equity

Deposits
   Noninterest-bearing                                                                $ 29,697,240          $ 25,424,314
   Interest bearing                                                                     75,206,920            63,540,800
                                                                                     -------------         -------------
       Total deposits                                                                  104,904,160            88,965,114
Short-term borrowings                                                                    6,467,206             4,637,012
Long-term borrowings                                                                     6,000,000             6,000,000
Accured interest payable                                                                   226,196               173,320
Income tax payable                                                                               -               184,975
Other liabilities                                                                          141,671               114,585
                                                                                     -------------         -------------
                                                                                       117,739,233           100,075,006
                                                                                     -------------         -------------
Stockholders' equity
Common stock, par value $.01 per share in 2005  and 2004,
  authorized 5,000,000 shares in 2005 and 2004;  issued and
  outstanding 2,140,660.5 in 2005 and 1,776,394.50 in 2004                                $ 21,407              $ 17,764
Additional paid-in-capital                                                              12,500,657            12,446,229
Retained earnings                                                                        1,293,851             1,120,705
                                                                                     -------------         -------------
                                                                                        13,815,915            13,584,698
Accumulated other comprehensive income                                                    (264,929)              (90,386)
                                                                                     -------------         -------------
                                                                                        13,550,986            13,494,312
                                                                                     -------------         -------------
                                                                                     $ 131,290,219         $ 113,569,318
                                                                                     =============         =============



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       Old Line Bancshares, Inc. & Subsidiary
                    Consolidated
                Statements of Income

                                                        Three Months Ended
                                                             March 31,
                                                       2005            2004
                                                   (Unaudited)     (Unaudited)
                                                   -----------       ---------
 Interest revenue
    Loans, including fees                          $ 1,218,134       $ 904,238
    U.S. Treasury securities                            31,575          23,518
    U. S. government agency securities                  60,793          78,281
    Mortgage backed securities                          23,960          33,329
    Tax exempt securities                               28,843          25,137
    Federal funds sold                                  71,381           6,872
    Other                                               13,755          14,863
                                                   -----------       ---------
         Total interest revenue                    $ 1,448,441     $ 1,086,238
                                                   -----------       ---------

 Interest expense
    Deposits                                           343,846         227,069
    Borrowed funds                                      66,940          53,333
                                                   -----------       ---------
 Total interest expense                                410,786         280,402
                                                   -----------       ---------

           Net interest income                       1,037,655         805,836

 Provision for loan losses                              50,000          45,000
                                                   -----------       ---------
           Net interest income after provision
           for loan losses                             987,655         760,836
                                                   -----------       ---------

 Noninterest revenue
    Service charges on deposit accounts                 56,752          59,307
    Other fees and commissions                          96,519          98,920
    Gain on securities                                       -               -
                                                   -----------       ---------
           Total noninterest revenue                   153,271         158,227
                                                   -----------       ---------

 Noninterest expenses
    Salaries                                           408,637         318,489
    Employee benefits                                   72,671          58,293
    Occupancy                                           55,581          51,297
    Equipment                                           26,293          28,350
    Data processing                                     31,446          31,780
    Other operating                                    195,951         156,901
                                                   -----------       ---------
           Total noninterest expenses                  790,579         645,110
                                                   -----------       ---------

 Income before income taxes                            350,347         273,953

 Income taxes                                          123,548          93,607
                                                   -----------       ---------
 Net Income                                        $   226,799       $ 180,346
                                                   ===========       =========

 Basic earnings per common share                        $ 0.11          $ 0.09
 Diluted earnings per common share                      $ 0.10          $ 0.08


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